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                                                       EXHIBIT 10.21



                        NONCOMPETITION AGREEMENT


     AGREEMENT made as of May 31, 1998 between ADE Corporation, a
Massachusetts corporation ("ADE"), with offices at 80 Wilson Way, Westwood, Massachusetts 02090, and Chris Koliopoulos ("Stockholder"), an individual having his principal residence at the address set forth on the signature page hereto.

                           W I T N E S S E T H

     WHEREAS, Stockholder is a stockholder of Phase Shift Technology, Inc. an Arizona corporation ("PST");

     WHEREAS, ADE (which for purposes of this Agreement shall be deemed to mean ADE Corporation and each of its subsidiaries (including PST as of the Effective Date of the Merger) unless the context otherwise requires) is on the date hereof combining with PST by means of the merger (the "Merger") of a wholly owned subsidiary of ADE with and into PST, pursuant to an Agreement and Plan of Merger dated March 8, 1998 (the "Merger Agreement");

     WHEREAS, under the terms of the Merger Agreement, Stockholder in connection with the Merger will receive substantial consideration in the form of shares of the Common Stock of ADE.

     WHEREAS, in order to insure for itself the benefits of the ownership of PST and the operation of PST's business, ADE has as a condition of its obligation to cause the Merger to be consummated, pay the consideration contemplated by the Merger Agreement, and consummate the other transactions contemplated by the Merger Agreement, required that certain of the persons who immediately prior to the effectiveness of the Merger were stockholders of PST agree not to engage in any activities competitive with the business of ADE (including without limitation the business of PST) as provided herein;

     NOW, THEREFORE, in order to induce ADE to cause the Merger to be consummated, pay to Stockholder the consideration due to him as contemplated by the Merger Agreement, and to consummate the other transactions contemplated by the Merger Agreement, in consideration of the mutual covenants and promises contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADE and Stockholder agree as follows (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement):

     1. For a period of five (5) years from the date hereof or, if later, until two (2) years after the termination of Stockholder's employment with ADE or any of its subsidiaries, Stockholder agrees that he will not, directly or indirectly:

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       (a)     engage in, conduct, manage, operate, control or own, whether as a proprietor, partner, stockholder, joint venturer, investor, lender, officer, director, employee, consultant, agent, participant or otherwise, anywhere in the world, any business, venture or activity which(i) competes with any business that ADE is engaged in or has been strategically planning or developing prior to the termination of the Stockholder's employment with ADE or (ii) likely would result in the unauthorized disclosure of Confidential Information (as defined in an Employment Agreement of even date between the Stockholder and Phase Shift Technology, Inc.).

       (b) recruit, solicit or induce, or attempt to recruit, solicit or induce, any employee of or consultant to ADE to terminate his or her employment with, or otherwise cease his or her relationship with, ADE; or

       (c) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of ADE.

   The foregoing provisions of this Section 1 shall not be construed to limit or prohibit Stockholder from holding, solely for investment, not more than five percent (5%) of the outstanding stock of a publicly traded company.

     2. Stockholder agrees that a breach of this Agreement could cause irreparable damage and that in the event of such breach ADE shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Stockholder's obligations hereunder.

     3. No waiver by ADE of a breach of any portion of this Agreement shall operate or be construed as a waiver of any other or subsequent breach hereof.

     4. Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     5. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

     6. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

     7. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Noncompetition
Agreement to be duly executed as of the day and year first above written.

                              ADE CORPORATION

                              By:  /s/ Mark D. Shooman
                                   -------------------
                                   Name:   Mark D. Shooman
                                   Title:  Vice President and
                                           Chief Financial Officer



                                   /s/ Chris Koliopoulos
                                   ---------------------
                                   Chris Koliopoulos
                                   Address:  c/o Phase Shift
                                     Technology, Inc.
                                   3480 East Britannia, Suite 110
                                   Tucson, Arizona  85706


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